EXHIBIT 10.18

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is made as of January 15, 2026 (the “Effective Date”), by and between:

(1) GV Assets Holdings Limited, a company incorporated in the British Virgin Islands with company number 2188841 (the “Lender”); and

(2) Goodvision Inc., a corporation incorporated under the laws of the State of California, United States (the “Borrower”).

The Lender and the Borrower are hereinafter referred to individually as a “Party” and collectively as the “Parties.”

1. Loan Amount

The Lender agrees to lend to the Borrower, and the Borrower agrees to borrow from the Lender, a principal amount of One Hundred Twenty Thousand United States Dollars (US$120,000) (the “Loan”).

2. Purpose of Loan

The Loan shall be used solely for the Borrower’s general corporate and business operating purposes, including, without limitation, working capital, operational expenses, and business development.

3. Disbursement

3.1 The Loan shall be disbursed by the Lender to the bank account designated in writing by the Borrower.

3.2 The specific bank account information of the Borrower has been omitted from this exhibit.

3.3 The date on which the Loan amount is credited to the Borrower’s designated bank account shall be deemed the “Loan Disbursement Date.”

3.4 The Borrower confirms that its designated receiving account is a valid corporate bank account lawfully held in its own name, and that all Loan proceeds shall be used strictly in accordance with the purpose set forth in this Agreement.

3.5 Any change to the designated receiving account shall be notified to the Lender in writing at least five (5) business days in advance, and such change shall become effective only upon the Lender’s written confirmation.

4. Interest

The Loan shall be interest-free, unless otherwise agreed in writing by the Parties.

5. Repayment

5.1 The Borrower shall repay the full outstanding principal amount of the Loan to the Lender on or before December 31, 2026 (the “Maturity Date”).

5.2 The Borrower may prepay the Loan, in whole or in part, at any time without penalty, provided that prior written notice is given to the Lender.

6. Representations and Warranties

Each Party represents and warrants to the other Party that:

(a) it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

(b) it has full power and authority to enter into and perform this Agreement;

(c) the execution, delivery and performance of this Agreement have been duly authorized; and

(d) this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms.

7. Events of Default

Each of the following events shall constitute an Event of Default:

(a) the Borrower fails to repay any amount due under this Agreement when due;

(b) the Borrower commits a material breach of any provision of this Agreement and fails to remedy such breach within a reasonable period after written notice; or

(c) the Borrower becomes insolvent, enters into liquidation, bankruptcy or similar proceedings.

Upon the occurrence of an Event of Default, the Lender shall have the right to demand immediate repayment of all outstanding amounts under this Agreement.

8. Governing Law and Dispute Resolution

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles.

Any dispute arising out of or in connection with this Agreement shall first be resolved through amicable consultation between the Parties. Failing such resolution, either Party may submit the dispute to a court of competent jurisdiction.

9. Miscellaneous

9.1 Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior oral or written agreements or understandings.

9.2 Amendments

No amendment or modification of this Agreement shall be valid unless made in writing and signed by both Parties.

9.3 Assignment

Neither Party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other Party.

9.4 Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date first written above.

LENDER

GV Assets Holdings Limited

By:	/s/ Yushan Zheng
Name:	Yushan Zheng
Title:	Director
Date:	January 15, 2026

BORROWER

Goodvision Inc.

By:	/s/ Yi Wang
Name:	Yi Wang
Title:	Director
Date:	January 15, 2026